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                                                                    EXHIBIT 99.2

                      FORM OF STOCK OPTION AGREEMENT UNDER
                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          2000 LONG-TERM INCENTIVE PLAN



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                        INCENTIVE STOCK OPTION AGREEMENT



         THIS AGREEMENT made effective as of [DATE], between BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company"), and [NAME] the "Option Holder") relating to an option to purchase shares of the Company's common stock, par value $.001 per share ("Common Stock").

         1. Grant of Option. Subject to the terms and conditions of this Agreement and the Company's 2000 Long-Term Incentive Plan (the "Plan"), the Company hereby grants to the Option Holder effective as of [DATE], (the "Grant Date") an option (the "Option") to purchase [TOTAL NUMBER OF SHARES] shares of Common Stock. The Option shall be exercisable, in whole or in part as to any vested portion thereof, for NUMBER OF SHARES] at an exercise price of (the "Option Price") per share. The Option shall be exercisable in increments ratably as set forth in Exhibit A hereto (the "Vesting Schedule") determined by the number of full years of employment with BrightStar Information Technology Group, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, the Company or any of its other wholly-owned subsidiaries (collectively, the "Employer"), from the date of grant to the date of exercise. Notwithstanding anything in this Agreement to the contrary, the Vesting Schedule is subject to
Section 4 herein and the Board of Directors, in its sole discretion, may waive the Vesting Schedule and, upon written notice to the Option Holder, accelerate the earliest date or dates in which any of the Options granted hereunder are exercisable. This Agreement and the purchase of the shares of Common Stock hereunder is intended and should be interpreted to qualify as an Incentive Stock Option as that term is used in Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Internal Revenue Code"), and any provisions of this Agreement are hereby amended in their entirety to any extent necessary to permit all Common Stock purchased hereunder to qualify for treatment as such under Section 422 of the Internal Revenue Code.

         2. Method for Exercising the Option. The vested portion of the Option may be exercised in whole or in part only by delivery in person or through certified or registered mail to the Company at its principal office in Pleasanton, California (attention: Corporate Secretary) of written notice specifying the Option that is being exercised and the number of shares of Common Stock with respect to which the Option is being exercised. The notice must be accompanied by payment of the total Option Price.


         The total Option Price for the Common Stock to be acquired pursuant to the Option shall be paid in full by any of the following methods or any combination of the following methods:

                  (a) In cash or by certified or cashier's check payable to the order of BrightStar Information Technology Group, Inc.;



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                  (b) The delivery to the Company of certificates representing the number of shares of Common Stock then owned by the Option Holder, the Designated Value (defined below) of which equals the Option Price of the Common Stock purchased pursuant to the Option, properly endorsed for transfer to the Company' provided, however, that no Option may be exercised by delivery to the Company of certificates representing Common Stock, unless such Common Stock has been held by the Option Holder for more than six months. (For purposes of this Agreement, the Designated Value of any shares of Common Stock delivered in payment of the Option Price upon exercise of the Option shall be the Designated Value as of the exercise date, and the exercise date shall be the day of delivery of the certificates for the Common Stock used as payment of the Option Price);


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                  (c) By delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company, in payment of the Option Price, the amount of the cash proceeds of the sale of shares of Common Stock or a loan from the broker to the Option Holder sufficient, in each case, to pay the Option Price, and in a form satisfactory to the Corporate Secretary; or

                  (d) By delivery to the Company of sufficient Options, properly endorsed for transfer to the Company, having a value sufficient to pay the Option Price with respect to the other Options that are to be exercised under this Agreement. The value of each Option to be surrendered in payment of the Option Price shall be determined by subtracting the Option Price from the Designated Value as of the date of receipt of notice of the exercise of the Options by the Corporate Secretary of the Company.

                  Upon such notice to the Corporate Secretary and payment of the total Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Common Stock so purchased shall be issued by the Company and delivered to the Option Holder.

            For purposes of this Agreement, the "Designated Value" of the shares of Common Stock on a given date shall mean (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations for such date of the Common Stock on the principal securities exchange on which shares of Common Stock are listed, (ii) if Common Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Automated Operations System, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iii) if neither clause (i) nor
         (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotation for shares of the Common Stock on at least five (5) of the ten (10) preceding days, or (iv) if none of the conditions set forth above is met, the fair market value of shares of Common Stock as determined by the Board. Provided, for determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse. In no event shall the fair market value of the Common Stock be less than its par value.

            3. Adjustment of the Option.

                  (a) Adjustment by Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the right and privileges of its Common Stock, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Common Stock, or through a stock split or subdivision of shares of Common Stock, or a consolidation




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         or combination of shares of Common Stock, or through a reclassification or recapitalization involving the Common Stock, the numbers, rights and privileges of the shares of Common Stock included in the Option shall be increased, decreased or changed in like manner as if such shares of Common Stock had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

                  (b) Dividends Payable in Stock of Another Corporation, Etc. If at any time the Company pays or makes any dividend or other distribution upon its Common Stock payable in securities or other property (except money or Common Stock), a proportionate part of such securities or other property shall be set aside and delivered to the Option Holder upon issuance of the Common Stock purchased at the time of exercise of the Option. The securities and other property delivered to the Option Holder upon exercise of the Option shall be in the same ratio to the total securities and property set aside for the Option Holder as the number of shares of Common Stock with respect to which the Option is then exercised is to the total shares of Common Stock subject to the Option. Prior to the time that any such securities or other property are delivered to the Option Holder in accordance with the foregoing, the Company shall be the owner of such securities or other property and Option Holder shall not have the right to vote the securities, receive any dividends payable on such securities, or in any other respect be treated as the owner. If securities or other property which have been set aside by the Company in accordance with the Section 3 are not delivered to the Option Holder because the Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine it its sole discretion.

                  (c) Other Changes in Stock. In the event there shall be any change, other than as specified in the preceding subsections 3(a) and
         (b), in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which the Common Stock shall be changed or for which it shall have been exchanged, then and if the Board of Directors of the Company shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustments shall be made by the Board of Directors and shall be effective for all purposes of this Agreement.

                  (d) Apportionment of Option Price. Upon any occurrence described in the preceding subsections 3(a), (b), and (c), the aggregate Option Price for the shares of Common Stock then subject to the Option shall remain unchanged and shall be apportioned ratably over the increased or decreased number of changed kinds of securities or other properties subject to the Option.

            4. Change of Control; Corporate Transactions.

                  (a) If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change of Control, then upon any exercise of the Option hereunder, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock covered by this Option then exercisable, the number and class of shares and





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securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets or dissolution, if, immediately prior to such agreement of merger, consolidation, sale of assets or dissolution, the Optionee had been the holder of record of the number of shares of Common Stock as to which the Option is then exercisable.

         5. Expiration and Termination of the Option. The Option shall expire at 5:00 p.m. Pacific Standard Time, time on the tenth anniversary of the Grant Date (the period from the date of this Agreement to the expiration date is defined as the "Option Period") or prior to such time as follows:

            (a) Upon termination of the employment of the Option Holder with the Employer for any reason other than death, the Options exercisable as of the date of termination may be exercised by Option Holder within twelve months after the date of the termination of employment of the Option Holder with the Employer (provided such Options are exercised prior to their expiration date).

            (b) Upon termination of the employment of the Option Holder with the Employer by reason of the death of the Option Holder, the Options exercisable as of the date of the Option Holder's death may be exercised by the Option Holder's estate or by the person who acquired the right to exercise the Option by bequest or inheritance. Such Options shall not be exercisable after the date they expire or more than twelve months from the date of the Option Holder's death, whichever first occurs.

         6. Transferability. The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, or in the event of his disability or incapacity, by his personal representative, and after his death, only by his estate or by the person who acquired the right to exercise the Option by bequest or inheritance.

         7. Compliance with Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Option holder or any person acting under Section 5(b) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

         8. Legends on Certificates. The Certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.


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         9. Withholding.

            (a) Arrangement for Withholding. The Option Holder hereby agrees to make appropriate arrangements with the Employer to provide for the amount of additional tax withholding under Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws resulting from the exercise of the Option. If such arrangements are not made, the Company may refuse to issue any Common Stock to the Option Holder.

            (b) Withholding Election. The Option Holder may elect to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Employer, or to have the Company withhold from shares otherwise issuable to the Option Holder, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder. All elections shall be subject to the approval or disapproval of the Board of Directors. The value of shares of Common Stock to be withheld shall be based on the Designated Value of Common Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such election by the Option Holder to have shares of Common Stock withheld for this purpose will be subject to the following restrictions:

                (i) All elections must be made prior to the Tax Date.

                (ii) All elections shall be irrevocable.

                (iii) If the Option Holder is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16"), the Option Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Common Stock as consideration to satisfy such tax withholding obligation.

         10. Miscellaneous.

             (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

                (i) If to the Company, to the Company at its principal place of business (as of the date hereof, 4900 Hopyard Road, Suite 200, Pleasanton, California 94588, telephone (925) 251-0000 (Attention: Corporate Secretary) or at such other address as may have been furnished to the Option Holder in writing by the Company; or

                (ii) If to the Option Holder, to the Option Holder at his address on file with the Company or at such other address as may have been furnished to the Company by the Option Holder.

                Any such notice shall be deemed to have been given as of the fourth day after deposit in the United States Postal Service, postage prepaid, property addressed as set




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forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

             (b) Amendment. The Board of Directors may make any adjustment in the Option Price, the number of shares of Common Stock subject to, or the terms of the Option by amendment or by substitution of an outstanding Option. Such amendment or substitution may result in terms and conditions (including Option Price, the number of shares of Common Stock covered, Vesting Schedule or Option Period) that differ from the terms and conditions of this Option. The Board of Directors may not, however, adversely affect the rights of the Option Holder without the consent of the Option Holder. If such action is effective by amendment, the effective date of such amendment will be the date of the original grant of this Option. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

             (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

             (d) Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Company.

             (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

             (f) Rights to Employment. Nothing contained in this Agreement shall be constructed as giving the Option Holder any right to be retained in the employ of the Employer and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Common Stock and the Option.

             (g) Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

             (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.





                       [SIGNATURES ON THE FOLLOWING PAGE]





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         IN WITNESS WHEROF, the parties have executed this Agreement as of the day and year first above written.


                                      BRIGHTSTAR INFORMATION TECHNOLOGY

                                      GROUP, INC.



                                      By:
                                         ---------------------------------------
                                         Joseph A. Wagda, Compensation Committee




                                      OPTION HOLDER



                                      ------------------------------------------
                                           [NAME]















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                                    EXHIBIT A

                                Vesting Schedule



CONDITIONS TO VESTING                          AMOUNT EXERCISABLE



Upon the continuous employment                 Cumulative portion of the Option
     of Option Holder by Employer              that can be exercised after
     through the applicable date               satisfaction of the respective
     indicated below:                                   conditions to vesting
     ----------------------------              ---------------------------------
     July 1, 2001                              100 percent